UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): May 19, 2004
                                                           ------------


                                EATON VANCE CORP.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


         Maryland                       1-8100                    04-2718215
----------------------------     ------------------------     ------------------
(State or other jurisdiction     (Commission File Number)       (IRS Employer
of incorporation)                                            Identification No.)


255 State Street, Boston, Massachusetts                               02109
---------------------------------------                           -------------
(Address of principal executive offices)                            (Zip Code)


       Registrant's telephone number, including area code: (617) 482-8260
                                                           --------------

                       INFORMATION INCLUDED IN THE REPORT


ITEM 5.  OTHER EVENTS AND REQUIRED FD DISCLOSURE
ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

          Registrant has reported its results of operations for the three months and six months ended April 30, 2004, as described in Registrant's news release dated May 19, 2004, a copy of which is filed herewith as Exhibit 99.1 and incorporated herein by reference.

          This information is being filed pursuant to Item 5. Other Events and Required FD Disclosure and is being provided under Item 12. Results of Operations and Financial Condition.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

          (c) Exhibits.

          Exhibit No.           Document
          -----------           --------

          99.1                  Press  release  issued by the  Registrant dated
                                May 19, 2004.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                EATON VANCE CORP.
                                (Registrant)


Date:    May 19, 2004           /s/ William M. Steul
                                --------------------------------------------
                                William M. Steul, Chief Financial Officer

                                  EXHIBIT INDEX


     Each exhibit is listed in this index according to the number assigned to it in the exhibit table set forth in Item 601 of Regulation S-K. The following exhibit is filed as part of this Report:

Exhibit No.     Description
-----------     -----------

99.1            Copy of Registrant's news release dated May 19, 2004.

                                                                    EXHIBIT 99.1

--------------------------------------------------
NEWS RELEASE
--------------------------------------------------
               Eaton Vance Corp.
               The Eaton Vance Building
{LOGO}         255 State Street, Boston, MA  02109
               (617) 482-8260
               Contact: William M. Steul
--------------------------------------------------

                                                May 19, 2004

                                                           FOR IMMEDIATE RELEASE
                                                           ---------------------



                                EATON VANCE CORP.
                REPORT FOR THE THREE MONTHS AND SIX MONTHS ENDED
                                 APRIL 30, 2004


BOSTON, MA--Eaton Vance Corp. reported diluted earnings per share of $0.50 in the second quarter of fiscal 2004 compared to diluted earnings per share of $0.36 in the second quarter of fiscal 2003, an increase of 39 percent. Eaton Vance earned $0.94 per diluted share in the first six months of fiscal 2004, an increase of 29 percent compared to earnings of $0.73 per diluted share in the first six months of fiscal 2003.

Assets under management of $85.1 billion at the end of the first half of fiscal 2004 were $27.2 billion or 47 percent greater than the $57.9 billion at the end of the first half last year. In the 12-month period ended April 30, 2004, the Company's assets under management were positively affected by long-term fund and separate account net inflows of $14.7 billion, the acquisition of Parametric Portfolio Associates, which added assets of $5.3 billion at the close of the transaction on September 10, 2003, and market price appreciation of $7.2 billion. Gross sales and inflows of long-term funds and separate accounts in the last 12 months were $24.4 billion, including $8.6 billion of assets raised in five successful closed-end fund offerings.

Net fund and separate account inflows in the first half of fiscal 2004 were $7.9 billion compared to net inflows of $1.5 billion in the first half last year. This year's first half net inflows included $4.3 billion of new assets raised from the successful initial public offering of three closed-end funds, Eaton Vance Senior Floating-Rate Trust, Eaton Vance Tax-Advantaged Global Dividend Income Fund, and Eaton Vance Tax-Advantaged Global Dividend Opportunities Fund, in addition to the over-allotment common shares and preferred shares associated with the September 2003 offering of Eaton Vance Tax-Advantaged Dividend Income Fund. In addition to strong closed-end fund flows, the Company experienced strong open-end fund, private fund, institutional and retail managed account flows of $3.6 billion in the first half of fiscal 2004. Tables 1, 2 and 3 (attached) summarize assets under management and asset flows by investment objective.

Average assets under management increased 45 percent to $81.5 billion in the first half of fiscal 2004 from $56.3 billion in the first half last year. As a result of higher average assets under management, fiscal 2004 first half revenue increased by $76.5 million or 31 percent to $322.3 million compared to fiscal 2003 first half revenue of $245.8 million. Investment adviser and administration fees increased 42 percent to $194.9 million, in line with the increase in average assets under management. Distribution and underwriter fees increased 12 percent, reflecting an increase in Class A and C share and private fund assets under management and an increase in Class A share underwriter commissions. Class B share assets declined because of lower Class B share sales and the second quarter implementation of an 8-year Class B to Class A share conversion for certain of the Company's mutual funds. Service fee revenue increased 27 percent, consistent with the increase in average Class A and C share and private equity fund assets which pay these fees. Other revenue increased 27 percent primarily as a result of consolidating two investment companies in which Eaton Vance is the majority shareholder.

Fiscal first half 2004 operating expenses increased 28 percent to $216.0 million compared to $168.8 million of operating expenses in fiscal first half of 2003 primarily because of higher compensation, service fee and distribution expenses. Compensation expense increased 47 percent principally due to increased marketing incentives associated with higher sales, the inclusion of Parametric Portfolio Associates' employee compensation and higher operating income-based bonus accruals.

Amortization of deferred sales commissions declined 1 percent in the first half of fiscal 2004 compared to the first half of fiscal 2003. Service fee expense increased 24 percent, in line with the increase in service fee revenue. Eaton Vance collects asset-based service fees from many of its funds and pays them to the appropriate broker/dealers on fund assets in place more than one year.
Distribution expense increased 58 percent as a result of increases in sales support expenses, certain Class A share fund sales commissions, Class C share fund distribution fees and closed-end fund fees. Other expenses increased 12 percent primarily because of higher travel, facilities, information technology, communications, legal and recruiting expenses offset by lower fund related expenses.

Operating income in the first half of fiscal 2004 increased 38 percent to $106.3 million and net income increased 30 percent to $66.0 million over the first half of fiscal 2003. Interest income declined by $1.5 million, or 51 percent, primarily because of the inclusion of interest income from two consolidated investment companies in other revenue. Interest expense increased 4 percent, reflecting $0.2 million of interest accrued in conjunction with settlement of the Company's IRS audits of fiscal years 1999 and 2000. The first half of fiscal 2003 included $2.0 million of gains on the sale of investments that were not repeated in the first half of fiscal 2004. The Company's provision for income taxes was 36 percent in the first half of fiscal 2004 and 35 percent in the first half of fiscal 2003.

Cash, cash equivalents and short-term investments were $308.3 million (including $47.1 million of minority shareholder investments in two consolidated investment companies) on April 30, 2004, $242.8 million on October 31, 2003 and $238.3 million on April 30, 2003. The Company's strong operating cash flow in the last 12 months allowed it to reduce its long-term debt by $5.4 million to $119.6 million and to pay $64.7 million in income taxes, $72.3 million in sales commissions, $73.0 million to repurchase 2.0 million shares of its non-voting common stock and $30.1 million in dividends to shareholders. There are no outstanding borrowings against the Company's $170.0 million credit facility. The Company has sufficient cash and short-term investments to repurchase the $120.1 million of convertible notes issued by a subsidiary in the event note holders choose to redeem them on the upcoming August 13, 2004 optional put date.

The increases in other current assets and deferred income taxes resulted primarily from a recent change in IRS regulations allowing mutual fund sponsors to deduct Class B share sales commissions when paid. These commissions were previously capitalized and amortized for tax purposes.

During the first six months of fiscal 2004, the Company repurchased and retired 1,155,900 shares of its non-voting common stock at an average price of $37.05 per share, under its repurchase authorization. Approximately 2.7 million shares remain to be repurchased under the current 4.0 million-share authorization.

Eaton Vance Corp., a Boston-based investment management firm, is traded on the New York Stock Exchange under the symbol EV.

This news release contains statements that are not historical facts, referred to as "forward- looking statements." The Company's actual future results may differ significantly from those stated in any forward-looking statements, depending on factors such as changes in securities or financial markets or general economic conditions, the volume of sales and repurchases of fund shares, the continuation of investment advisory, administration, distribution and service contracts, and other risks discussed from time to time in the Company's filings with the Securities and Exchange Commission.

                                             Eaton Vance Corp.
                                      Summary of Results of Operations
                                  (in thousands, except per share amounts)


                                                        Three Months Ended                          Six Months Ended
                                               ----------------------------------------    -------------------------------------
                                               April 30,       April 30,        %          April 30,    April 30,        %
                                                 2004            2003        Change           2004         2003        Change
                                               ---------       ---------     ------        ---------    ---------      ------
Revenue:
     Investment adviser and administration fees  $ 101,162        $ 67,935         49%      $ 194,912    $ 137,009          42%
     Distribution and underwriter fees              39,637          34,223         16          79,513       71,228          12
     Service fees                                   23,017          17,354         33          44,926       35,279          27
     Other revenue                                   1,475           1,364          8           2,913        2,294          27
                                                 -----------      ----------     ------      ----------   ----------      ------
     Total revenue                                 165,291         120,876         37         322,264      245,810          31
                                                 -----------      ----------     ------      ----------   ----------      ------

Expenses:
     Compensation of officers and employees         36,793          24,118         53          74,292       50,521          47
     Amortization of deferred sales commissions     21,869          21,635          1          42,632       43,029          (1)
     Service fee expense                            18,879          14,916         27          37,511       30,189          24
     Distribution expense                           19,695          11,961         65          38,474       24,380          58
     Other expenses                                 11,880           9,630         23          23,077       20,687          12
                                                 -----------      ----------     ------      ----------   ----------      ------
     Total expenses                                109,116          82,260         33         215,986      168,806          28
                                                 -----------      ----------     ------      ----------   ----------      ------

Operating Income                                    56,175          38,616         45         106,278       77,004          38

Other Income/(Expense):
     Interest income                                   661           1,406        (53)          1,449        2,937         (51)
     Interest expense                               (1,364)         (1,471)        (7)         (3,015)      (2,904)          4
     Gain (loss) on investments                        (83)             76        n/a             (78)       1,950         n/a
     Foreign currency gain (loss)                      (29)            135        n/a             (47)          40         n/a
     Equity in net income (loss) of affiliates         623              15        n/a             638         (211)        n/a
                                                 -----------      ----------     ------      ----------   ----------      ------

Income Before Income Taxes and Minority Interest    55,983          38,777         44         105,225       78,816          34

Income Taxes                                        20,154          13,572         48          37,881       27,585          37

Minority Interest, Net of Tax                          660             191        246           1,362          308         342

Net Income                                        $ 35,169        $ 25,014         41        $ 65,982     $ 50,923          30
                                                 ===========      ==========     ======      ==========   ==========      ======

Earnings Per Share:
     Basic                                          $ 0.52          $ 0.36         44          $ 0.97       $ 0.74          31
                                                 ===========      ==========     ======      ==========   ==========      ======
     Diluted                                        $ 0.50          $ 0.36         39          $ 0.94       $ 0.73          29
                                                 ===========      ==========     ======      ==========   ==========      ======

Dividends Declared, Per Share                       $ 0.12          $ 0.08         50          $ 0.24       $ 0.16          50
                                                 ===========      ==========     ======      ==========   ==========      ======

Weighted Average Shares Outstanding:
     Basic                                          67,766          68,967         (2)         67,976       69,096          (2)
                                                 ===========      ==========     ======      ==========   ==========      ======
     Diluted                                        70,111          69,979          0          70,225       70,230          (0)
                                                 ===========      ==========     ======      ==========   ==========      ======

                                              Eaton Vance Corp.
                                                Balance Sheet
                                   (in thousands, except per share figures)

                                                               April 30,    October 31,  April 30,
                                                                  2004         2003        2003
                                                               ---------    ------------ ---------
ASSETS

Current Assets:
Cash and cash equivalents                                       $ 152,734    $ 138,328   $ 140,728
Short-term investments                                            155,610      104,484      97,590
Investment adviser fees and other receivables                      28,761       25,922      21,287
Other current assets                                               25,870        3,583       3,329
                                                                -----------  ----------- -----------
      Total current assets                                        362,975      272,317     262,934
                                                                -----------  ----------- -----------

Other Assets:
Deferred sales commissions                                        182,349      199,322     216,615
Goodwill                                                           89,281       88,879      69,467
Other intangible assets, net                                       44,971       46,193      37,094
Long-term investments                                              37,877       36,490      31,323
Equipment and leasehold improvements, net                          12,215       12,411      12,768
Other assets                                                        2,929        3,090       3,191
                                                                -----------  ----------- -----------
      Total other assets                                          369,622      386,385     370,458
                                                                -----------  ----------- -----------

Total assets                                                    $ 732,597    $ 658,702    $633,392
                                                                ===========  =========== ===========

LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities:
  Accrued compensation                                          $  26,925    $  35,339   $  14,993
  Accounts payable and accrued expenses                            21,296       23,822      17,538
  Dividend payable                                                  8,098        8,189       5,519
  Current portion of long-term debt                                     -        7,143       7,143
  Other current liabilities                                         7,354        8,302       8,767
                                                                -----------  ----------- -----------
      Total current liabilities                                    63,673       82,795      53,960
                                                                -----------  ----------- -----------

Long-Term Liabilities:
  Long-term debt                                                  119,621      118,736     117,844
  Deferred income taxes                                            65,619       33,203      39,588
                                                                -----------  ----------- -----------
      Total long-term liabilities                                 185,240      151,939     157,432
                                                                -----------  ----------- -----------
      Total liabilities                                           248,913      234,734     211,392
                                                                -----------  ----------- -----------
Minority interest                                                  51,582        7,691      18,339
                                                                -----------  ----------- -----------
Commitments and contingencies                                           -            -           -

Shareholders' Equity:
   Common stock, par value $0.0078125 per share:
      Authorized, 640,000 shares
      Issued, 154,880 shares                                            1            1           1
   Non-voting common stock, par value $0.0078125 per share:
      Authorized, 95,360,000 shares
      Issued, 67,500,405, 68,250,464 and
      68,993,224 shares, respective                                   527          533         539
   Notes receivable from stock option exercises                    (2,891)      (2,995)     (3,279)
   Deferred compensation                                           (3,200)      (1,000)     (1,550)
   Accumulated other comprehensive income                           1,688        1,245         943
   Retained earnings                                              435,977      418,493     407,007
                                                                -----------  ----------- -----------
      Total shareholders' equity                                  432,102      416,277     403,661
                                                                -----------  ----------- -----------

Total liabilities and shareholders' equity                      $ 732,597    $ 658,702   $ 633,392
                                                                ===========  =========== ===========

                                     Table 1
                            Asset Flows (in millions)
                       Twelve Months Ended April 30, 2004

Assets 4/30/2003 - Beginning of Period                  $ 57,893
  Long-term fund sales and inflows                        19,782
  Long-term fund redemptions and outflows                 (7,350)
  Long-term fund net exchanges                               (14)
  Long-term fund mkt. value change                         4,802
  Long-term fund assets acquired1                            660
  Institutional and HNW account inflows                    3,093
  Institutional and HNW account outflows                  (1,524)
  Institutional and HNW assets acquired1                   2,772
  Retail managed account inflows                           1,560
  Retail managed account outflows                           (830)
  Retail managed account assets acquired1                  1,850
  Separate account mkt. value change                       2,429
  Change in money market funds                               (30)
                                                        ---------
  Net change                                              27,200
                                                        ---------
Assets 4/30/2004 - End of Period                        $ 85,093
                                                        =========


                                     Table 2
                             Assets Under Management
                      By Investment Objective (in millions)

                  ---------------------------------------------
                  April 30,October 31, %    April 30,    %
                    2004     2003   Change    2003     Change
                  ---------------------------------------------
Equity Funds      $ 34,539 $ 28,854     20%  $ 23,372      48%
Fixed Income Funds  17,649   17,801     -1%    15,573      13%
Bank Loan Funds     11,791    9,547     24%     7,156      65%
Money Market Funds     386      445    -13%       416      -7%
Separate Accounts   20,728   18,397     13%    11,376      82%
                  ---------------------------------------------
Total             $ 85,093 $ 75,044     13%  $ 57,893      47%
                  =============================================

                                         Table 3
                    Asset Flows by Investment Objective (in millions)

                                                   Three Months Ended                   Six Months Ended
                                                -------------------------------   ----------------------------
                                                April 30,        April 30,        April 30,         April 30,
                                                  2004             2003             2004              2003
                                                -------------------------------   ----------------------------
Equity Fund Assets - Beginning of Period         $ 33,214        $ 22,401          $ 28,854          $ 22,910
  Sales/Inflows                                     2,276             527            5,720              1,235
  Redemptions/Outflows                               (868)           (646)          (1,568)            (1,297)
  Exchanges                                            42             (63)              93                (90)
  Market Value Change                                (125)          1,153            1,440                614
                                                -------------------------------   ----------------------------
  Net Change                                        1,325             971            5,685                462
                                                -------------------------------   ----------------------------
Equity Assets - End of Period                    $ 34,539        $ 23,372          $ 34,539          $ 23,372
                                                -------------------------------   ----------------------------

Fixed Income Fund Assets - Beginning of Period     18,252          14,601           17,801             13,302
  Sales/Inflows                                       663           1,063            1,391              2,682
  Redemptions/Outflows                               (689)           (453)          (1,243)              (883)
  Exchanges                                           (61)             65             (149)               129
  Market Value Change                                (516)            297             (151)               343
                                                -------------------------------   ----------------------------
  Net Change                                         (603)            972             (152)             2,271
                                                -------------------------------   ----------------------------
Fixed Income Assets - End of Period              $ 17,649        $ 15,573          $ 17,649          $ 15,573
                                                -------------------------------   ----------------------------

Bank Loan Fund Assets - Beginning of Period        11,180           7,308            9,547              7,687
  Sales/Inflows                                     1,215             205            3,197                361
  Redemptions/Outflows                               (737)           (364)          (1,115)              (879)
  Exchanges                                            40             (29)              72                (93)
  Market Value Change                                  93              36               90                 80
                                                -------------------------------   ----------------------------
  Net Change                                          611            (152)           2,244               (531)
                                                -------------------------------   ----------------------------
Bank Loan Assets - End of Period                 $ 11,791         $ 7,156          $ 11,791           $ 7,156
                                                -------------------------------   ----------------------------

Long-Term Fund Assets - Beginning of Period        62,646          44,310           56,202             43,899
  Sales/Inflows                                     4,154           1,795           10,308              4,278
  Redemptions/Outflows                             (2,294)         (1,463)          (3,926)            (3,059)
  Exchanges                                            21             (27)              16                (54)
  Market Value Change                                (548)          1,486            1,379              1,037
                                                -------------------------------   ----------------------------
  Net Change                                        1,333           1,791            7,777              2,202
                                                -------------------------------   ----------------------------
Total Long-Term Fund Assets - End of Period      $ 63,979        $ 46,101          $ 63,979          $ 46,101
                                                -------------------------------   ----------------------------

Separate Accounts - Beginning of Period            20,529          10,881           18,397             10,802
  Institutional/HNW Account Inflows                   793             284            1,889                870
  Institutional/HNW Account Outflows                 (467)           (485)            (799)              (949)
  Retail Managed Account Inflows                      522             120            1,027                394
  Retail Managed Account Outflows                    (366)            (56)            (576)               (84)
  Separate Accounts Market Value Change              (283)            632              790                343
                                                -------------------------------   ----------------------------
  Net Change                                          199             495            2,331                574
                                                -------------------------------   ----------------------------
Separate Accounts - End of Period                $ 20,728        $ 11,376          $ 20,728          $ 11,376
                                                -------------------------------   ----------------------------
Money Market Fund Assets - End of Period              386             416              386                416
                                                -------------------------------   ----------------------------
Total Assets Under Management - End of Period    $ 85,093        $ 57,893          $ 85,093          $ 57,893
                                                ===============================   ============================

1 Parametric Portfolio Associates acquired by Eaton Vance on September 10, 2003